SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report:                       June 29, 2001
               ---------------------------------------------------------------
                            (Date of earliest event reported)

                            Lehman ABS Corporation
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              (Exact Name of Registrant as Specified in Charter)

         Delaware                    1-11661                     13-3447441
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(State of Incorporation)           (Commission               (I.R.S. Employer
                                   File Number)            Identification No.)

     3 World Financial Center
     New York, New York                                            10285
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(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's Telephone Number, including area code (212) 526-7000
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ITEM 5.  Other Events
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     On June 29, 2001, Lehman ABS Corporation ("LABS") transferred $18,750,000 aggregate principal amount of 8.375% Subordinated Capital Income Securities due June 1, 2027 (the "Underlying Securities") to the Corporate Backed Trust Certificates, Series 2001-22 Trust (the "Trust") established by LABS on May
24, 2001, which issued Corporate Backed Trust Certificates, Series 2001-22
(the "Certificates"), issued pursuant to a Standard Terms for Trust
Agreements, dated as of January 16, 2001 (the "Standard Terms"), between LABS and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by a Series Supplement, dated as of May 24, 2001 (the "Series Supplement") and a supplement to the Series Supplement, dated as of June 29, 2001 (the "Supplement" and, together with the Standard Terms and the Series Supplement, the "Trust Agreement"), between LABS and the Trustee. The Class
A-1 Certificates were purchased by Lehman Brothers Inc. ("Lehman") from LABS pursuant to an underwriting agreement, dated June 22, 2001 (the "Underwriting Agreement"), between LABS and Lehman, acting for itself and as representative of the underwriters named in Schedule I of the Underwriting Agreement.

ITEM 7.  Financial Statements and Exhibits
         ---------------------------------

         (a)  Financial Statements - Not Applicable

         (b)  Pro Forma Financial Information - Not Applicable

         (c)  Exhibits

Item 601(a) of
Regulation S-K
Exhibit No.                    Description
---------------                -----------

      4.1 Supplement to the Series Supplement, dated as of June 29, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.



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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LEHMAN ABS CORPORATION


                                       By:  /s/  Rene Canezin
                                          ---------------------------------
                                            Name:   Rene Canezin
                                            Title:  Senior Vice President

Date:  June 29, 2001



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                               INDEX TO EXHIBITS

  Exhibit No.                       Description
  -----------                       -----------

      4.1 Supplement to the Series Supplement, dated as of June 29, 2001, between Lehman ABS Corporation, as Depositor, and U.S. Bank Trust National Association, as Trustee.



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